Exhibit 10.3

ROSETTA RESOURCES INC.

2015 LONG-TERM INCENTIVE PLAN

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1 Establishment and Purpose. Rosetta Resources Inc. (“Rosetta”) hereby establishes the Rosetta Resources Inc. 2015 Long-Term Incentive Plan, as set forth in this document. The purpose of the Plan is to attract and retain highly qualified individuals and service providers, to further align the interests of Company employees and other service providers with those of the stockholders of Rosetta, and closely link compensation with Company performance. Rosetta is committed to creating long-term stockholder value. Rosetta’s compensation philosophy is based on a belief that Rosetta can best create stockholder value if key employees, directors, and certain others providing services to the Company act and are rewarded as business owners. Rosetta believes that an equity stake through equity compensation programs effectively aligns employee and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.

1.2 Effectiveness and Term. This Plan, which has been adopted by the Board subject to stockholder approval, shall become effective as of the date of the Company’s 2015 annual meeting of stockholders provided that the adoption of the Plan is approved by the stockholders of the Company on such date. Notwithstanding any provision in the Plan, no Award shall be granted prior to such stockholder approval. No further Awards may be granted under the Plan after 10 years from the date of the approval of the Plan by the Board. The Plan shall remain in effect until all Options and SAR’s granted under the Plan have been exercised or expired, all Awards of Restricted Stock granted under the Plan have vested or been forfeited, and all Stock Awards, Performance Awards and Other Incentive Awards have been satisfied.

ARTICLE II. DEFINITIONS

2.1 “Affiliate” means (i) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of Rosetta, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, and (ii) with respect to other Awards, (A) a “parent corporation” or a subsidiary corporation” of Rosetta as defined in (i) above, (B) a limited liability company, partnership or other entity in which Rosetta controls 50% or more of the voting power or equity interests.

2.2 “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination.

2.3 “Award Agreement” means a written agreement between Rosetta and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

2.4 “Board” means the Board of Directors of Rosetta.

2.5 “Board Approval Date” means March 24, 2015.

2.6 “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by Rosetta with respect to a share of Common Stock during the period such Award is outstanding.

2.7 “Cause” means a finding by the Committee of acts or omissions constituting, in the Committee’s reasonable judgment, (i) a breach of duty by the Participant in the course of his employment or service involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (ii) conduct by the Participant that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the Participant to such an extent that the Company’s best interests reasonably require the termination of the Participant’s employment or service; (iii) acts or omissions of the Participant materially in violation of his obligations under any written employment or other agreement between the Participant and the Company or at law; (iv) the Participant’s failure to comply with or enforce Company policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (v) the Participant’s repeated insubordination; (vi) the Participant’s failure to comply with or enforce, in any material respect, all other personnel policies of the Company; (vii) the Participant’s failure to devote his full (or other required) working time and best efforts to the performance of his responsibilities to the Company; or (viii) the Participant’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

2.9 “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board; provided, however, that with respect to the application of the Plan to Awards made to Outside Directors, the “Committee” shall be the Board. During such time as the Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be an Outside Director. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

2.10 “Common Stock” means the common stock of Rosetta, $0.001 par value per share, or any stock or other securities of Rosetta hereafter issued or issuable in substitution or exchange for the Common Stock.

2.11 “Company” means Rosetta and any Affiliate.

2.12 “Corporate Change” means (i) the dissolution or liquidation of Rosetta; (ii) a reorganization, merger or consolidation of Rosetta with one or more corporations (other than a merger or consolidation effecting a reincorporation of Rosetta in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of Rosetta and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control. A “Change in Control” shall be deemed to have occurred if (x) individuals who were directors of Rosetta immediately prior to a Control Transaction shall cease, within two years of such Control Transaction to constitute a majority of the Board (or of the Board of Directors of any successor to Rosetta or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board or the appointment of any successors to any departing directors that is approved by at least a majority of the individuals who were directors of Rosetta immediately prior to such Control Transaction or (y) any entity, person or Group acquires shares of Rosetta in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, “Control Transaction” means (A) any tender offer for or acquisition of capital stock of Rosetta pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock; (B) any Corporate Change Merger of Rosetta; (C) any contested election of directors of Rosetta; or (D) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act. Notwithstanding the foregoing, “Corporate Change” shall not include any public offering of equity of Rosetta pursuant to a registration that is effective under the Securities Act.

2.13 “Dividend Unit Right” means a contingent right, granted in tandem with a specific Award of Restricted Stock Units, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Rosetta with respect to a share of Common Stock during the period such Award is outstanding.

2.14 “Effective Date” means the date this Plan becomes effective as provided in Section 1.2. If the Company’s stockholders do not approve this Plan at the Company’s 2015 annual meeting of stockholders, then the Effective Date will not occur.

2.15 “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include an Outside Director or an individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” means the fair market value of the Common Stock, as determined in good faith by the Committee or (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by NASDAQ for the date the Award is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

2.18 “Good Reason” means any of the following actions if taken without the Participant’s prior written consent: (i) any material failure by the Company to comply with its obligations under the terms of a written employment agreement; (ii) any demotion of the Participant as evidenced by a material reduction in the Participant’s responsibilities, duties, compensation, or benefits; or (iii) any permanent relocation of the Participant’s place of business to a location 50 miles or more from the then-current location. Neither a transfer of employment among Rosetta and any of its Affiliates nor a mere change in job title or reporting structure constitutes “Good Reason.”

2.19 “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.20 “Inability to Perform” means and shall be deemed to have occurred if the Participant has been determined under the Company’s or any co-employer’s long-term disability plan to be eligible for long-term disability benefits. In the absence of the Participant’s participation in, application for benefits under, or existence of such a plan, “Inability to Perform” means a finding by the Committee in its sole judgment that the Participant is, despite any reasonable accommodation required by law, unable to perform the essential functions of his position because of an illness or injury for (i) 60% or more of the normal working days during six consecutive calendar months or (ii) 40% or more of the normal working days during twelve consecutive calendar months. Provided, however, that if the Participant’s employment is governed by an individual employment agreement with the Company which provides a definition of “Inability to Perform”, then such contractual definition will control for purposes of this Plan, and the preceding two sentences shall not apply.

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.22 “Initial Share Limit” means 5,000,000 shares of Common Stock (which represents the sum of 452,376 shares of Common Stock remaining available for issuance under the Prior Plans as of the Board Approval Date plus 4,547,624 additional shares of Common Stock), minus any shares of Common Stock subject to awards granted under the Prior Plans after the Board Approval Date and prior to the Effective Date, with any shares of Common Stock subject to awards that are not options or stock appreciation rights (or other awards that are subject to an exercise price, strike price or similar concept) being counted for this purpose as 1.79 shares of Common Stock for every one share of Common Stock subject to such award.

2.23 “NASDAQ” means The NASDAQ Stock Market, Inc.

2.24 “Non-Employee Director” shall mean a member of the Board who is not an Employee.

2.25 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26 “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.27 “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.

2.28 “Outside Director” means a member of the Board who: (i) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (ii) from and after the date on which the remuneration paid pursuant to the Plan becomes subject to the deduction limitation under Section 162(m) of the Code, qualifies as an “outside director” under Section 162(m) of the Code, (iii) qualifies as a “non-employee director” of Rosetta under Rule 16b-3, and (iv) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.29 “Participant” means an Employee, director, or other individual or entity who performs services for the Company that has been granted an Award; provided, however, that no Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.

2.30 “Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash (including an annual cash bonus award) or Common Stock conditioned in whole or in part upon the satisfaction of performance goals based on specified performance criteria.

2.31 “Performance Period” or “performance period” shall be the period of time as provided in the Performance Award, as set forth in Section 11.1.

2.32 “Permitted Transferee” shall have the meaning given such term in Section 16.5.

2.33 “Plan” means this Rosetta Resources Inc. 2015 Long-Term Incentive Plan, as in effect and as amended from time to time.

2.34 “Prior Plans” means the Amended and Restated Rosetta Resources Inc. 2005 Long-Term Incentive Plan and the Rosetta Resources Inc. 2013 Long-Term Incentive Plan, each as in effect and as amended from time to time.

2.35 “Purchased Restricted Stock” shall have the meaning given such term in Section 9.2.

2.36 “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

2.37 “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.38 “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.39 “Rosetta” means Rosetta Resources Inc., a Delaware corporation, or any successor thereto.

2.40 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.41 “SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

2.42 “Securities Act” means the Securities Act of 1933, as amended.

2.43 “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

2.44 “Stock Award” means awards of Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, Common Stock.

2.45 “Stock Ownership Guidelines” means the stock ownership guidelines of the Company, as in effect and as amended from time to time.

2.46 “Stock Ownership Threshold” means the total value of all shares of Common Stock required to be held by a Participant as the Committee or the Board, in its sole discretion, may from time to time determine.

2.47 “Total and Permanent Disability” means that the Participant has terminated employment or service with the Company and is eligible for and receiving benefits under the long-term disability insurance plan sponsored by the Company (“LTD Plan”), and at the time such Participant terminated employment or service, the Participant met the definition of disabled for purposes of receiving benefits under such LTD Plan, provided, however, that with respect to any Award which is subject to Section 409A of the Code, such Participant must also, at the time of termination of employment or service, meet one of the following standards:

(a) The Participant is, at such time, unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) The Participant is, at such time, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Provided, further, that a Participant shall be deemed to have a Total and Permanent Disability if such Participant is determined to be totally disabled by the Social Security Administration.

ARTICLE III. PLAN ADMINISTRATION

3.1 Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives.

3.2 Delegation of Authority. The Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

3.3 Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegate of the Committee) shall be fully indemnified and protected by Rosetta with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV. SHARES SUBJECT TO THE PLAN

4.1 Available Shares.

(a) Subject to adjustment as provided in Section 4.2, Awards may be made under this Plan for a total of a number of shares of Common Stock equal to the sum of (i) the Initial Share Limit, and (ii) any shares of Common Stock covered by an award under the Prior Plans which are forfeited, cancelled, or expire or are exchanged for or settled in cash without the delivery of shares of Common Stock after the Board Approval Date, provided that if an award other than an option or stock appreciation right (or other award that is subject to an exercise price, strike price or similar concept) under the Prior Plans is forfeited, cancelled or expires or is exchanged for or settled in cash without the delivery of shares of Common Stock after the Board Approval Date, the number shares of Common Stock covered by such award that shall be added to the total number of shares available for issuance under this Plan shall be multiplied by a factor of 1.79 times the number of shares subject to such award. For the avoidance of doubt, the number of shares of Common Stock to be added to the total number of shares of Common Stock available under this Plan in connection with the forfeiture, cancellation, expiration or cash settlement of an award under the Prior Plans will be based on the maximum number of shares of Common Stock subject to such award (except to the extent shares of Common Stock are actually delivered in connection with such award), subject to Section 4.3(d). As of the Board Approval Date, there were 2,144,948 shares of Common Stock subject to outstanding awards under the Prior Plans, of which 97,506 shares of Common Stock were subject to awards of options, stock appreciation rights (or other awards that are subject to an exercise price, strike price or similar concept). Therefore, the maximum number of shares of Common Stock that could be added to the shares of Common Stock available under this Plan pursuant to clause (ii) of the first sentence of this Section 4.1(a), assuming the complete forfeiture, cancellation, expiration or cash settlement of all such awards (and assuming that no further awards are granted under the Prior Plans after the Board Approval Date and before the Effective Date) is 7,144,948. As of the Effective Date, no further awards will be granted under the Prior Plans.

(b) The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan (including Awards denominated in shares of Common Stock but payable or paid in cash) to any one Participant during any fiscal year of Rosetta is 1,000,000 shares. The foregoing limitations provided in this Section 4.1(b) shall be subject to adjustment as provided in Section 4.2. The maximum aggregate amount of cash that may be paid to any one person during any fiscal year of Rosetta with respect to one or more Awards payable in cash and not denominated in shares of Common Stock shall be $5,000,000.

(c) No Non-Employee Director shall be granted Awards under this Plan for services as a Non- Employee Director for any one year with a grant date fair value, as determined in accordance with FASB ASC Topic 718, or any successor standard, in excess of $500,000.

(d) Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, Rosetta will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

4.2 Adjustments for Recapitalizations and Reorganizations. Subject to Article XIII, if there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization, or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without Rosetta’s receipt of consideration, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or Rosetta’s payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of Rosetta other than cash, then (i) the maximum number and kind of shares of Common Stock available for issuance under the Plan, (ii) the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any fiscal year, and (iii) the number and/or kind of shares of Common Stock covered by outstanding Awards, and/or the price per share or the applicable market value or performance target of such Awards shall be equitably and proportionately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

4.3 Adjustments for Awards. The following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a) Options and SARs. The grant of Options and SARs shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

(b) Awards other than Options and SARs. The grant of Restricted Stock or Restricted Stock Units (including those credited to a Participant in respect of a Dividend Unit Right) or of Stock Awards, Performance Awards or Other Incentive Awards (to the extent they are not Options or SARs) that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock (or a combination thereof) shall reduce the number of shares available for grant of Awards under the Plan by a factor of 1.79 times the number of shares subject to such an Award. The portion of any grant of Restricted Stock Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(c) Cancellation, Forfeiture and Termination. If or to the extent any Award that has reduced the number of shares of Common Stock available under the Plan pursuant to Section 4.3(a) or (b) is canceled or forfeited, or terminates, expires or lapses, or is exchanged or settled for cash without the issuance of shares of Common Stock, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan. In the case of Awards other than Options and SARs, the number of shares that shall again be available for grant of Awards under the Plan will (i) equal 1.79 times the number of shares of Common Stock subject to such Awards that are canceled, forfeited, or terminated, or that expire or lapse, or are exchanged or settled for cash without the issuance of shares of Common Stock, and (ii) be based on the maximum number of shares subject to such Award (if the maximum number of shares was used to reduce the number of shares available for future grants pursuant to Sections 4.3(a) and (b) and except to the extent shares of Common Stock were actually delivered in connection with such Award, subject to Section 4.3(d).

(d) Payment of Exercise Price and Withholding Taxes. Notwithstanding anything to the contrary herein: (i) shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; (iii) shares repurchased by the Company with stock option proceeds shall not be returned to the Plan and shall not become available for future issuance under the Plan, and (iv) shares subject to a SAR that are not issued in connection with the stock settlement of a SAR on exercise thereof shall not be returned to the Plan and shall not become available for future issuance under the Plan.

ARTICLE V. ELIGIBILITY

5.1 Eligibility. The Committee shall select Participants from those Employees, Outside Directors and other individuals or entities providing services to the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI. FORM OF AWARDS

6.1 Form of Awards. Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI, and Stock Awards and Other Incentive Awards pursuant to Article XII, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure that an Award constitutes “qualified performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Subject to compliance with applicable tax law, an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.

6.2 No Repricing or Reload Rights. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Option that is under water (i) for the purpose of granting a replacement Award of a different type or (ii) in exchange for cash or other property.

6.3 Loans. The Committee may, in its sole discretion, approve the extension of a loan by the Company to a Participant who is an Employee to assist the Participant in paying the exercise price or purchase price of an Award; provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law. Any loan will be made upon such terms and conditions as the Committee shall determine.

ARTICLE VII. OPTIONS

7.1 General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

7.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and complies with Section 409A of the Code. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3 Restrictions Relating to Incentive Stock Options.

(a) Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the times the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Rosetta or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

(b) Each Participant awarded an Incentive Stock Option shall notify Rosetta in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

7.4 Exercise of Options.

(a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Rosetta, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

(b) Upon exercise of an Option, the exercise price of the Option shall be payable to Rosetta in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more nonforfeitable, unrestricted shares of Common Stock (which may in the Committee’s discretion include shares then issuable upon exercise of the Option) having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

(c) During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Rosetta or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Rosetta to pay the exercise price and any required withholding taxes.

(d) As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Rosetta shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

7.5 Termination of Employment or Service. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a) Termination Other Than For Cause. If the employment or service of a Participant shall terminate for any reason other than Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service or (ii) the expiration of the term of such Option.

(b) Termination for Cause. Notwithstanding subsection (a) above, if the employment or service of a Participant shall terminate for Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 30 days from the date of such termination of employment or service or (ii) the expiration of the terms of such Option.

Notwithstanding the foregoing, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of Rosetta or an Affiliate (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

ARTICLE VIII. STOCK APPRECIATION RIGHTS

8.1 General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and comply with Section 409A of the Code. The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than ten years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

8.2 Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Rosetta, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement; provided, however, that if SARs are to be settled in cash, the SARs shall be structured to avoid negative tax consequences to the Participant under Section 409A of the Code.

ARTICLE IX. RESTRICTED STOCK

9.1 General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award and restrictions under applicable federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2 Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock (“Purchased Restricted Stock”).

9.3 Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

9.4 Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of Rosetta, in the name of a nominee of Rosetta, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) Rosetta shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of Restricted Stock may result in a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

9.5 Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of Rosetta or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XIII, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X. RESTRICTED STOCK UNITS

10.1 General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited, and providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.

10.2 Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

10.3 Cash Dividend Rights and Dividend Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Cash Dividend Right or Dividend Unit Right grant. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion. In addition, Cash Dividend Rights and Dividend Unit Rights with respect to an Award with performance-based vesting conditions that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the related Award vests.

10.4 Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period. Awards of Restricted Stock Units are considered nonqualified deferred compensation subject to Section 409A of the Code and will be designed to comply with that section.

ARTICLE XI. PERFORMANCE AWARDS

11.1 General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock, or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards. Without limiting the foregoing, the Administrator may grant Performance Awards to any eligible Participant in the form of a cash bonus (annual or otherwise) payable upon the attainment of objective performance goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Participant which are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”) shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 11.3.

11.2 Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (i) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (ii) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (iii) the performance period over which performance is to be measured, (iv) the timing of any payments to be made, (v) restrictions on the transferability of the Award, and (vi) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.

11.3 Code Section 162(m) Requirements. The Committee shall determine in its sole discretion whether all or any portion of a Performance Award shall be intended to satisfy the 162(m) Requirements. The performance goals for any Performance Award that are intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance criteria specifically identified in Section 11.4 not later than 90 days after commencement of the performance period with respect to such Award (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. At the time of the grant of a Performance Award and to the extent permitted under Code Section 162(m) and regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

11.4 Performance Goals. The performance criteria to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria: (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (ii) return on equity, (iii) return on assets or net assets, (iv) return on capital or invested capital and other related financial measures, (v) cash flow (whether as an absolute number or percentage change), (vi) revenues, (vii) income or operating income, (viii) expenses or expense levels, (ix) one or more operating ratios, (x) stock price, (xi) total stockholder return, (xii) market share, (xiii) operating profit, (xiv) profit margin, (xv) capital expenditures, (xvi) net borrowing, debt leverage levels, credit quality or debt ratings, (xvii) the accomplishment of mergers, acquisitions, dispositions, joint ventures, public or private offerings or other financial transactions or similar extraordinary business transactions, (xviii) net asset value per share, (xix) economic value added, (xx) individual business objectives, (xxi) growth in production, (xxii) added reserves, (xxiii) growth in reserves per share, (xxiv) inventory growth, (xxv) environmental, health and safety performance, (xxvi) effectiveness of hedging programs, (xxvii) improvements in internal controls and policies and procedures, and (xxxviii) retention and recruitment of employees. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the individual Participant, the Company, or a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the performance criteria it selects to use for such performance period and thereafter promptly communicate such performance criteria to the Participant.

11.5 Certification and Negative Discretion.

(a) Certification. Following the completion of a performance period and prior to the payment of any compensation pursuant to a Performance Award that is intended to satisfy the 162(m) Requirements, the Committee shall review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the Performance Awards earned for the performance period. The Committee shall then determine the amount of each Participant’s Performance Award actually payable for the performance period and, in so doing, may apply its negative discretion pursuant to subsection (b) below.

(b) Negative Discretion. If a Performance Award is intended to satisfy the 162(m) Requirements, the Committee in its sole discretion shall have the authority to reduce or eliminate, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a Performance Award.

11.6 Code Section 162(m) Approval. If so determined by the Committee, the provisions of the Plan regarding Performance Awards shall be disclosed and reapproved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

ARTICLE XII. STOCK AWARDS AND OTHER INCENTIVE AWARDS

12.1 Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award.

12.2 Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XIII. CORPORATE CHANGE

13.1 Vesting of Awards. Except as provided otherwise below in this Article or in an Award Agreement at the time an Award is granted or amended, notwithstanding anything to the contrary in this Plan, if a Participant’s employment or service with the Company is terminated for any reason other than death, Cause or Inability to Perform, Total and Permanent Disability, or if a Participant voluntarily terminates employment or service for Good Reason, in either case within the two-year period following a Corporate Change of Rosetta, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:

(a) If no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Participant’s termination of employment or service; or

(b) If exercise of the Award is required, the Award may be exercised in full commencing on the date of the Participant’s termination of employment or service.

In the event all outstanding Awards are replaced in connection with a Corporate Change by comparable types of awards of at least substantially equivalent value, as determined by the Committee in its sole discretion, such replacement awards shall provide for automatic acceleration or waiver as provided above in the event of a Participant’s involuntary termination of employment or service with the Company other than for Cause or voluntary termination of employment or service for Good Reason, as applicable.

13.2 Cancellation of Awards. Notwithstanding the foregoing, on or prior to the date of a Corporate Change, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the exercise price or grant price, and (ii) with respect to Participants holding Restricted Stock, Restricted Stock Units, Stock Awards, Performance Awards or Other Incentive Awards, and related Cash Dividend Rights and Dividend Unit Rights (if applicable), the Committee may determine that such Participants shall receive payment in settlement of such Awards (and dividend rights), in an amount equivalent to the value of such Awards (and dividend rights) at the time of such settlement.

ARTICLE XIV. VESTING OF AWARDS UPON DEATH OR TOTAL AND PERMANENT DISABILITY

14.1 Vesting Upon Death. An Award under this Plan shall fully vest upon the death of a Participant if such death occurs during the time period of the Participant’s employment. In any case in which the fact of the death of the Participant is uncertain, such as where a Participant’s whereabouts are unknown in circumstances that would suggest that death has occurred, the Committee may, in its sole and absolute discretion, make a determination regarding the death of the Participant. Provided, however, a Performance Award shall be fully vested under this Section taking into account Section 14.4.

14.2 Vesting Upon Total and Permanent Disability. An Award under this Plan shall fully vest upon the Total and Permanent Disability of the Participant. Provided, however, a Performance Award shall be fully vested under this Section taking into account Section 14.4.

14.3 Exercise, Payment or Settlement. In the case of the vesting of an Award under this Article XIV, such Award shall be exercised, paid or settled as otherwise provided in the Award Agreement and this Plan. Awards which become vested pursuant to Section 14.1 shall be exercised pursuant to Section 16.5.

14.4 Performance Awards – Vesting Upon Death or Total and Permanent Disability. Upon the vesting under this Article XIV of Performance Awards in the event of vesting upon death or Total and Permanent Disability, the following shall apply:

(a) The Participant (or the Participant’s Beneficiary, in the case of death or incapacity, for purposes of this Section 14.4, the “Participant”) shall be entitled to receive, as soon as administratively practicable, but not later than thirty (30) days after such vesting event, shares of Common Stock, cash or a combination of both, as the Committee determines in its sole discretion, in an amount determined by the level of achievement of the performance goals applicable to such Performance Award pursuant to Section 14.4(b). If the Performance Award is settled in cash, in full or in part, prior to the end of the Performance Period, the cash settlement shall be based upon the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date of vesting. If the Performance Award is settled in cash, in full or in part, after the end of the Performance Period, the cash value shall be based on the Fair Market Value of a share of Common Stock as of the last trading day of the Performance Period; and

(b) At the time of death or Total and Permanent Disability, the performance goals applicable to such Performance Award shall be deemed to be met at target, transfer restrictions shall not apply, and service requirements shall be deemed met.

14.5 No Vesting Where Participant Notified of Termination for Cause Prior to Death or Total and Permanent Disability. This Article XIV shall not apply, and no vesting shall take place if the Participant has, prior to death or Total and Permanent Disability, been notified that such Participant’s employment with the Company will be terminated for Cause. In the case in which a Participant has received notice of a termination for Cause, then any such Award shall be treated pursuant to the applicable provisions of this Plan relating to termination for Cause, and shall not be vested pursuant to this Article.

ARTICLE XV. AMENDMENT AND TERMINATION

15.1 Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the Company’s stockholders if (i) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) counsel for Rosetta determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted. An amendment to the Plan shall not require stockholder approval if it curtails rather than expands the scope of the Plan, nor if it is made to conform the Plan to new statutory or regulatory requirements that arise after submission of the Plan to stockholders for their approval, such as, without limitation, changes to Section 409A of the Code, or regulations issued thereunder. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

15.2 Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

ARTICLE XVI. MISCELLANEOUS

16.1 Award Agreements. After the Committee grants an Award under the Plan to a Participant, Rosetta and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award. Awards that are not paid currently shall be recorded as payable on Rosetta’s records for the Plan. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

16.2 Listing; Suspension.

(a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Rosetta shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to Rosetta or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Rosetta or its Affiliates under the laws of any applicable jurisdiction, Rosetta or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Rosetta or its Affiliates.

(c) Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

16.3 Additional Conditions. Notwithstanding anything in the Plan to the contrary: (i) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Rosetta a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (ii) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

16.4 Retention Requirement. Each Participant otherwise subject to the Stock Ownership Guidelines must hold 50% of “net settled shares” received from the vesting, delivery or exercise of Awards granted under the Plan until the Committee determines that the applicable Stock Ownership Threshold for such Participant has been met. Further, if it is later determined that a Participant is no longer in compliance with an applicable Stock Ownership Threshold, including as a result of a decline in the average closing price per share of the Common Stock as reported by the NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted for the Company’s most recently completed fiscal year as compared to the prior fiscal year (in each case, as adjusted pursuant to Section 4.2), then such Participant will once again be required to hold 50% of “net settled shares” received from the vesting, delivery or exercise of Awards granted under the Plan until such time as the Participant returns to compliance with this Section. For purposes of this

Section 16.4, “net settled shares” means those shares of Common Stock that remain after payment of (i) the exercise price of Options or purchase price of other Awards, including shares of Common Stock sold or netted with respect thereto and (ii) the applicable transaction costs, including withholding taxes.

16.5 Transferability.

(a) All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to Rosetta of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b) Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.

(c) If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to Rosetta. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(d) Incident to a Participant’s divorce, the Participant may request that Rosetta agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan. Rosetta’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Rosetta. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Rosetta harmless from any claim that may arise out of Rosetta’s observance of the terms of any such domestic relations order.

16.6 Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

16.7 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

16.8 Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Rosetta or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his address as set forth in the records of the Company or (ii) to Rosetta at the principal executive offices of Rosetta clearly marked “Attention: General Counsel.”

16.9 Compliance with Law and Stock Exchange or Association Requirements. In addition, it is the intent of Rosetta that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code and that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Committee may permit or require, and any Award granted that is subject to Section 409A of the Code, comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange requirements or modify an Award to bring it into compliance with any government regulation or stock exchange requirements. The Committee may agree to limit its authority under this Section.

16.10 California Blue Sky Laws. Prior to the effective registration of the Common Stock under Section 12 of the Exchange Act, (i) Rosetta shall deliver a balance sheet and an income statement at least annually to each Participant who performs services in the State of California, unless such Participant is a key employee whose duties in connection with the Company assure such Participant access to equivalent information, (ii) the Compensation Committee may not impose upon any Award grant made to a Participant who performs services in the State of California a vesting schedule that is more restrictive than 20 percent per year vesting, with the initial vesting to occur not later than one year after the Award’s grant date; provided, however, that such vesting limitation shall not be applicable to any Award grants made to individuals who are officers of Rosetta and (iii) with respect to California Participants (including any individual whose Award is based in whole or in part on services performed in California), the Plan shall otherwise be administered in accordance with California Corporations Code section 25102(o) and California Code of Regulations, Title 10, sections 260.140.41, 260.140.42, 260.140.45, and 260.140.46.

16.11 Binding Effect. The obligations of Rosetta under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Rosetta, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Rosetta. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

16.12 Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

16.13 No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent Rosetta or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Rosetta or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Rosetta or any Affiliate as a result of such action.

16.14 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

16.15 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Rosetta as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

16.16 Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by Rosetta or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Rosetta or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

16.17 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation Rosetta and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.18 Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Rosetta or an Affiliate to the Participant.

16.19 Clawback. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

16.20 Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.